Exhibit 99.2

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Summary of Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the unaudited condensed consolidated balance sheet of Medalist Diversified REIT, Inc. and Subsidiaries (collectively, the “Company”) as of June 30, 2019, the related unaudited condensed consolidated statements of operations, changes in stockholders’ equity, and cash flows for the six months ended June 30, 2019 and the audited condensed consolidated statements of operations for the year ended December 31, 2018.

The following unaudited pro forma consolidated balance sheet as of June 30, 2019 has been prepared to give effect to the acquisition of Ashley Plaza as if the acquisition occurred on June 30, 2019.

The following unaudited pro forma consolidated statements of operation for the year ended December 31, 2018 has been prepared to give effect to the acquisition of Ashley Plaza as if the acquisition occurred on January 1, 2018.

The following unaudited pro forma consolidated statements of operation for the six months ended June 30, 2019 has been prepared to give effect to the acquisition of Ashley Plaza as if the acquisition occurred on January 1, 2019.

These unaudited pro forma consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Ashley Plaza been consummated as of the date indicated.

Medalist Diversified REIT, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2019

		Pro Forma
		Adjustments
	Historical	Ashley Plaza		Pro Forma
	June 30, 2019 (a)	Acquisition (b)		June 30, 2019
	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Investment properties, net	$45,320,863	$14,199,028	(c)	$59,519,891
Cash	9,106,107	(3,485,444	)(d)	5,620,663
Restricted cash	1,564,035	139,813	(e)	1,703,848
Rent and other receivables, net of allowance	51,314	-		51,314
Unbilled rent	412,649	-		412,649
Advance deposits	128,093	-		128,093
Intangible assets, net	2,155,746	2,337,510	(f)	4,493,256
Interest rate cap, at fair value	22,383	-		22,383
Prepaid expenses	93,285	-		93,285
Other assets	118,600	-		118,600
Total Assets	$58,973,075	$13,190,907		$72,163,982

LIABILITIES
Accounts payable and accrued liabilities	$1,256,317	$16,492	(g)	$1,272,809
Intangible liabilities, net	392,703	978,715	(f)	1,371,418
Line of credit, short term, net	-	970,000	(h)	970,000
Mortgages payable, net	33,242,670	11,225,700	(i)	44,468,370
Total Liabilities	$34,891,690	$13,190,907		$48,082,597

EQUITY
Preferred stock	$-	$-		$-
Common stock	44,861	-		44,861
Additional paid-in capital	31,640,887	-		31,640,887
Offering costs	(2,792,523)	-		(2,792,523)
Accumulated deficit	(7,713,101)	-		(7,713,101)
Total Shareholders' Equity	21,180,124	-		21,180,124
Noncontrolling interests - Hampton Inn Property	1,438,353	-		1,438,353
Noncontrolling interests - Hanover Square Property	574,098	-		574,098
Noncontrolling interests - Operating Partnership	888,810	-		888,810
Total Equity	$24,081,385	$-		$24,081,385
Total Liabilities and Equity	$58,973,075	$13,190,907		$72,163,982

See notes to unaudited pro forma consolidated financial statements

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2019

Notes to unaudited pro forma consolidated balance sheet as of June 30, 2019

(a)	Historical financial information was derived from the unaudited condensed consolidated financial statements of the Company as of June 30, 2019.

(b)	Represents the acquisition of Ashley Plaza as if it had occurred on June 30, 2019. Ashley Plaza was purchased by MDR Ashley Plaza, LLC, which is wholly owned by Medalist Diversified Holdings, LP (the “Operating Partnership”), of which the Company is the General Partner. The purchase price of the property was $15,200,000 plus capitalized closing and acquisition costs of $357,823.

(c)	Amounts recorded to investment properties include tangible assets acquired at closing, including land, site improvements, building and tenant improvements and are recorded at fair value in accordance with Accounting Standards Codification (“ASC”) 805.

(d)	The acquisition cost, net of debt, was funded with $3,485,444 in cash from the Company. Pro forma cash from the Company has been adjusted over the actual cash investment made to reflect the impact of removing prepaid expenses, accrued liabilities and prorated revenues and expenses arising from the acquisition from the pro forma consolidated balance sheet.

(e)	Restricted cash represents deposits paid by the Company at closing for real estate tax escrows and operating and capital reserves.

(f)	Represents the fair value of lease intangibles, including leasing commissions, leases in place, above market leases, below market leases and legal and marketing costs associated with replacing existing leases, recorded at fair value in accordance with ASC 805.

(g)	Represents security deposits transferred to the Company at closing.

(h)	The Company utilized $1,000,000 in funds from a line of credit (classified on the pro forma consolidated balance sheet as “Line of credit, short term, net) with deferred financing costs totaling $30,000 to fund a portion of the purchase price.

(i)	The Company obtained a mortgage payable totaling $11,400,000 with deferred financing costs totaling $174,300, which are presented as a direct reduction of the associated debt.

Medalist Diversified REIT, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Operations

For the year ended December 31, 2018

		Pro forma
	Historical	Adjustments		Pro forma
	Year ended	Ashley Plaza		Year ended
	December 31, 2018 (a)	Acquisition		December 31, 2018
		(unaudited)		(unaudited)
REVENUE
Retail center property revenues	$2,372,666	$1,083,659	(b)	$3,456,325
Retail center property tenant reimbursements	541,116	116,043	(c)	657,159
Hotel property room revenues	3,636,485	-		3,636,485
Hotel property other revenues	39,684	-		39,684
Total Revenue	$6,589,951	$1,199,702		$7,789,653

OPERATING EXPENSES
Retail center property operating expenses	976,468	279,252	(d)	1,255,720
Hotel property operating expenses	2,608,825	-		2,608,825
Share based compensation expenses	790,340	-		790,340
Legal, accounting and other professional fees	924,651	-		924,651
Corporate general and administrative expenses	119,679	-		119,679
Loss on impairment	191,578	-		191,578
Depreciation and amortization	2,043,323	896,760	(e)	2,940,083
Total Operating Expenses	7,654,864	1,176,012		8,830,876
Operating Loss	(1,064,913)	23,690		(1,041,223)
Interest expense	1,917,183	522,176	(f)	2,439,359
Net Loss from Operations	(2,982,096)	(498,486)		(3,480,582)
Other income	44,094	-		44,094
Net Loss before Income Taxes	(2,938,002)	(498,486)		(3,436,488)
Income tax expense	53,151	-		53,151
Net Loss	(2,991,153)	(498,486)		(3,489,639)
Less: Net loss attributable to Hampton Inn Property noncontrolling interests	(166,314)	-		(166,314)
Less: Net loss attributable to Hanover Square Property noncontrolling interests	(15,177)	-		(15,177)
Less: Net loss attributable to Operating Partnership noncontrolling interests	(66,339)	-		(66,339)
Net Loss Attributable to Medalist Common Shareholders	$(2,743,323)	$(498,486)		$(3,241,809)

Loss per share from operations - basic and diluted	$(1.39)			$(1.65)

Weighted-average number of shares - basic and diluted	1,967,980			1,967,980

Dividends declared per common share	$0.525			$0.525

See notes to unaudited pro forma consolidated financial statements

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

Notes to unaudited pro forma consolidated statement of operations for the year ended December 31, 2018

(a)	Historical financial information was derived from the audited condensed consolidated financial statements of the Company for the year ended December 31, 2018.

(b)	Represents rental revenues for Ashley Plaza that would have been recognized for the year ended December 31, 2018 based on the terms of leases for tenants that are currently in place. Rental revenues are presented on a straight-line basis and include an adjustment of $100,884 in net amortization of above and below market leases.

(c)	Represents tenant reimbursement revenues for Ashley Plaza that would have been recognized for the year ended December 31, 2018.

(d)	Represents operating expenses for Ashley Plaza for the year ended December 31, 2018, based on historical operations of the previous owner, but excluding asset management fees which are already included as an expense in the historical financial information referenced in (a), above. Property management fees have been adjusted to reflect the Company’s management agreement with Ashley Plaza’s property manager.

(e)	Represents depreciation and amortization expense for Ashley Plaza for the year ended December 31, 2018 as if the Company had acquired Ashley Plaza on January 1, 2018. Depreciation expense is calculated using the straight-line method over the estimated remaining useful life of 27 years for the building and five years for land improvements. Tenant improvements are amortized utilizing the straight-line method over the term of the related lease or occupancy term of the tenant, if shorter. Intangible assets such as in-place lease value and other lease-related intangibles are recorded at fair value and are amortized over the remaining terms of the underlying leases.

(f)	Represents interest expense on the mortgage payable and note payable, short term for the year ended December 31, 2018 as if the loans were outstanding for the full 12 months of 2018. Interest expense on the mortgage payable is based on the principal amount of $11,400,000 and is calculated at the stated annual rate of 3.75%. Interest expense includes amortization of deferred financing costs using the straight-line method, which approximates to the effective interest method, over the term of the loan (10 years).

The line of credit, short term, bears interest at a variable rate calculated at 250 basis points over one month LIBOR as published in the Wall Street Journal. Interest expense on the line of credit, short term is based on the outstanding principal balance of $1,000,000 and is calculated at 4.724%, the rate in effect as of September 1, 2019 on the variable rate loan as if the loans were outstanding for the full 12 months of 2018. A one-eighth (1/8) percentage point change in one month LIBOR would result in an adjustment to net income of $1,250 for the year ended December 31, 2018. Interest expense includes amortization of deferred financing costs using the straight-line method, which approximates to the effective interest method, over the term of the loan (6 months).

Medalist Diversified REIT, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Operations

For the six months ended June 30, 2019

		Pro Forma
	Historical	Adjustments		Pro Forma
	Six Months Ended	Ashley Plaza		Six Months Ended
	June 30, 2019 (a)	Acquisition		June 30, 2019
	(unaudited)	(unaudited)		(unaudited)
REVENUE
Retail center property revenues	$1,504,004	$695,078	(b)	$2,199,082
Retail center property tenant reimbursements	279,137	90,104	(c)	369,241
Hotel property room revenues	1,430,443	-		1,430,443
Hotel property other revenues	37,992	-		37,992
Total Revenue	$3,251,576	$785,182		$4,036,758

OPERATING EXPENSES
Retail center property operating expenses	$519,557	$133,075	(d)	$652,632
Hotel property operating expenses	1,198,734	-		1,198,734
Legal, accounting and other professional fees	543,809	-		543,809
Corporate general and administrative expenses	139,149	-		139,149
Depreciation and amortization	1,128,345	448,380	(e)	1,576,725
Total Operating Expenses	3,529,594	581,455		4,111,049
Loss on disposition of FF&E	983,855	-		983,855
Operating Loss	(1,261,873)	203,727		(1,058,146)
Interest expense	1,016,833	276,088	(f)	1,292,921
Net Loss from Operations	(2,278,706)	(72,361)		(2,351,067)
Other income	20,021	-		20,021
Decrease in fair value - interest rate cap	(104,414)	-		(104,414)
Net Loss	(2,363,099)	(72,361)		(2,435,460)
Less: Net loss attributable to Hampton Inn Property noncontrolling interests	(570,678)	-		(570,678)
Less: Net loss attributable to Hanover Square Property noncontrolling interests	(6,845)	-		(6,845)
Less: Net loss attributable to Operating Partnership noncontrolling interests	(39,942)	-		(39,942)
Net Loss Attributable to Medalist Common Shareholders	$(1,745,634)	$(72,361)		$(1,817,995)

Loss per share from operations - basic and diluted	$(0.61)			$(0.63)

Weighted-average number of shares - basic and diluted	2,867,478			2,867,478

Dividends declared per common share	$0.175			$0.175

See notes to unaudited pro forma consolidated financial statements

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

Notes to unaudited pro forma consolidated statement of operations for the six months ended June 30, 2019

(a)	Historical financial information was derived from the unaudited condensed consolidated financial statements of the Company for the six months ended June 30, 2019.

(b)	Represents rental revenues for Ashley Plaza that would have been recognized for the six months ended June 30, 2019 based on the terms of leases for tenants that are currently in place. Rental revenues are presented on a straight-line basis and include an adjustment of $50,442 in net amortization of above and below market leases.

(c)	Represents tenant reimbursement revenues for Ashley Plaza that would have been recognized for the six months ended June 30, 2019.

(d)	Represents operating expenses for Ashley Plaza for the six months ended June 30, 2019, based on historical operations of the previous owner, but excluding asset management fees which are already included as an expense in the historical financial information referenced in (a), above. Property management fees have been adjusted to reflect the Company’s management agreement with Ashley Plaza’s property manager.

(e)	Represents depreciation and amortization expense for Ashley Plaza for the six months ended June 30, 2019 as if the Company had acquired Ashley Plaza on January 1, 2019. Depreciation expense is calculated using the straight-line method over the estimated remaining useful life of 27 years for the building and five years for land improvements. Tenant improvements are amortized utilizing the straight-line method over the term of the related lease or occupancy term of the tenant, if shorter. Intangible assets such as in-place lease value and other lease-related intangibles are recorded at fair value and are amortized over the remaining terms of the underlying leases.

(f)	Represents interest expense on the mortgage payable and note payable, short term for the six months ended June 30, 2019 as if the loans were outstanding for the full six months ending June 30, 2019. Interest expense on the mortgage payable is based on the principal amount of $11,400,000 and is calculated at the stated fixed annual rate of 3.75%. Interest expense includes amortization of deferred financing costs using the straight-line method, which approximates to the effective interest method, over the term of the loan (10 years).

The line of credit, short term, bears interest at a variable rate calculated at 250 basis points over one month LIBOR as published in the Wall Street Journal. Interest expense on the line of credit, short term is based on the outstanding principal balance of $1,000,000 and is calculated at 4.724%, the rate in effect as of September 1, 2019 on the variable rate loan as if the loans were outstanding for the full six months ending June 30, 2019. A one-eighth (1/8) percentage point change in one month LIBOR would result in an adjustment to net income of $625 for the six months ended June 30, 2019. Interest expense includes amortization of deferred financing costs using the straight-line method, which approximates to the effective interest method, over the term of the loan (6 months).